Exhibit 32.2
CERTIFICATION
     The undersigned officer of Abitibi-Consolidated Inc. (the “Company”), does hereby certify that to the best of my knowledge:
1.	the Report on Form 6-K of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 25, 2006

(s) Pierre Rougeau

Pierre Rougeau
Senior Vice-President, Corporate Development and Chief Financial Officer